UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2017

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3939 West Drive, Center Valley, PA 18034

(Address of Principal Executive Offices) (Zip Code)

(610) 797-9500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 15, 2017, JetPay Corporation (the “Company”) held its 2017 Annual Meeting of Stockholders. At the Annual Meeting, the Company’s stockholders (i) elected a director for a three-year term, (ii) ratified the Audit Committee’s appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal year 2017, and (iii) approved and adopted the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan (the “Plan”) to make available an additional 1,000,000 shares of the Company’s common stock for the grant of awards under the Plan.

The voting results were as follows:

Proposals	Votes For (1)	Votes Withheld Or Against	Abstentions and Broker Non-Votes

Election of Diane (Vogt) Faro to the Board of Directors	21,108,224	3,945,117	2,697,227

Ratification of appointment of Marcum LLP as the Company’s registered public accounting firm for fiscal 2017	27,629,671	116,019	4,878

Approval of the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan	20,840,426	4,204,161	2,705,981

(1) Includes the vote of 133,333 shares of Series A Convertible Preferred Stock and 9,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share, of the Company, which collectively have the voting power of 13,911,829 shares of the Company’s common stock.

Item 8.01	Other Events.

Additionally, attached to this Current Report, as Exhibit 99.1, is a copy of a PowerPoint presentation that was presented by management at the Annual Meeting of Stockholders. The PowerPoint presentation will also be available on the Company’s website, www.jetpay.com, under “Investor Relations”.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

99.1	PowerPoint Presentation—2017 Annual Stockholders Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2017

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien

Name: Gregory M. Krzemien
Title: Chief Financial Officer